Exhibit 99.2

FINAL TRANSCRIPT

ILSE - Q1 2006 INTRALASE CORP Earnings Conference Call

Event Date/Time: Apr. 27. 2006 / 11:00AM ET

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FINAL TRANSCRIPT

Apr. 27. 2006 / 11:00AM, ILSE - Q1 2006 INTRALASE CORP Earnings Conference Call

CORPORATE PARTICIPANTS

Krista Mallory

IntraLase Corp. - Director of Investor Relations

Robert Palmisano

IntraLase Corp. - President and CEO

Shelley Thunen

IntraLase Corp. - EVP and CFO

CONFERENCE CALL PARTICIPANTS

David Maris

Banc of America - Analyst

Jason Mills

First Albany - Analyst

Charles Olsziewski

Oppenheimer & Co. - Analyst

Lawrence Keusch

Goldman Sachs - Analyst

Andrew Swanson

Citigroup - Analyst

Daniel Katz

Apex Capital - Analyst

Christopher Cooley

FTN Midwest Securities - Analyst

Charles Chon

Goldman Sachs - Analyst

PRESENTATION

Operator

Good day ladies and gentlemen and welcome to the first quarter IntraLase Corp. Earnings Conference Call. My name is Colby and I will be your coordinator for today.

[OPERATOR INSTRUCTIONS].

I would now like to turn the presentation over to your host for today’s call, Ms. Krista Mallory, Director of Investor Relations and Corporate Communications.

Krista Mallory - IntraLase Corp. - Director of Investor Relations

Thank you Colby and good morning everyone. On behalf of IntraLase, I’d like to welcome everyone to today’s conference call to discuss first quarter 2006 earnings results.

IntraLase’s news release detailing our first quarter results was issued over the newswire this morning. Anyone needing a copy of the release may go directly to the company’s website at www.intralase.com or simply contact Ryan Herron at 949-859-5230, ext. 188 and we will get you one immediately.

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Apr. 27. 2006 / 11:00AM, ILSE - Q1 2006 INTRALASE CORP Earnings Conference Call

Joining me today are Robert Palmisano, President and Chief Executive Officer and Shelley Thunen, Executive Vice President and Chief Financial Officer. Bob will review key IntraLase accomplishments for the first quarter and Shelley will then provide a review of the numbers. Bob will conclude the call with remarks and then we will open the call for your questions.

Before turning the call over to Bob, I would like to remind everyone that today’s conference call and press release include forward-looking statements and actual results could vary. The discussion of the factors that could cause actual results to vary from these forward-looking statements, please see the “Risk Factors” section of the IntraLase Form 10-K for 2005 and in today’s press release dated April 27th 2006.

Now I would like to turn the call over to Bob.

Robert Palmisano - IntraLase Corp. - President and CEO

Thanks Krista and good morning to everyone. Today we reported record revenues for the first quarter of 2006. I am pleased to say that we had a record quarter for laser placements and procedures. In addition we had a very successful showing at the American Society of Cataract and Refractive Surgery Conference in March as well as at several international trade shows during the first quarter. We also have some news about a new international corporate center customer.

I believe we had an outstanding quarter, particularly as it pertains to our most important metric, laser placements. The more lasers we place, the more high margin procedures we can sell.

I am pleased to report that IntraLase had a record number of laser placements in the first quarter with 49 lasers placed worldwide. This compares with 39 in the first quarter of 2005 and our former record of 44 in the fourth quarter of 2005. As you recall, on the January call we said that, on an annual basis, we anticipate an approximate 50-50 split in our U.S. versus international business, consistent with 2005. Of the 49 lasers sold in the first quarter almost half were placed internationally. During the first quarter, as expected we continued to expand with TLCVision, the largest U.S. corporate center with approximately 80 centers.

Also, Optimax, the largest corporate center chain in the United Kingdom with 18 centers, adopted the IntraLase technology. Additionally, we expanded our presence in U.S. teaching institutions. We can now count the Jules Stein Eye Institute at UCLA, Duke University Eye Center and New Jersey Medical Center, among our users. Bringing the total number of U.S. institutions using and teaching the IntraLase technology to 20.

With our record number of laser placements, our total installed base as of March 31st is now 419 lasers worldwide, an increase of 65% over the total installed base of 254 at March 31st 2005, and an increase of 13% over the total installed base of 371 at the end of 2005. The geographical mix of our total installed base at the end of March was approximately 64% in the U.S. and 36% international, reflecting a growing percentage of international laser replacements in our installed base.

Switching over to procedure volumes for a moment, approximately 112,000 procedures were sold in the first quarter, representing a very strong 49% increase from the comparable quarter in 2005, and 18% sequential growth.

Our first quarter was led by strong procedure growth in the U.S. which was up 21% sequentially. While we haven’t seen the latest numbers from MarketScope, based upon our strong sequential growth in U.S., we are confident that we continued to capture additional market share during the quarter.

I am proud to say that the IntraLase method has been used to perform over 700,000 procedures worldwide, and that number continues to grow at a healthy pace. We expect that some time during 2006, the one millionth IntraLase procedure will be performed. No small feat for such a small young company in the industry.

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Apr. 27. 2006 / 11:00AM, ILSE - Q1 2006 INTRALASE CORP Earnings Conference Call

At the recent annual meeting of the American Society of Cataract and Refractive Surgery, IntraLase introduced our fourth generation femtosecond laser. In refractive surgery sessions at the conference, 18% of all the papers presented were IntraLase related. Four of these papers won “best paper” of the session. Judging from the traffic in our booth, the excitement generated by the many surgeons speaking at our podium and the media and analyst coverage, the 60 kilohertz system is a tremendous hit. Customers expressed their delight with the reduced procedure times which are now as fast as a bladed microkeratome. The 60 kilohertz upgrade nearly halves the procedure time to about 18 seconds, enabling tighter spot placements which facilitates easier flap lift and enhances the surgical experience. In short, practices can experience higher patient throughput and patients will enjoy greater intraoperative comforts.

Throughout the first quarter, IntraLase had seven customer preference sights equipped with our fourth generation 60 kilohertz laser. And, importantly, patients have reported excellent visual outcomes, including improved one day post-operative vision, compared to the previous generation IntraLase laser which already resulted in statistically significant improved vision over use of the metal bladed microkeratome.

We began shipping production 60 kilohertz units from the factory on April 1st and we began offering 60 kilohertz upgrades shortly thereafter to our existing user base, regardless of their current IntraLase system.

We continued to see activity from potential competitors at ASCRS. While potential competitors are in the early stages, what we have seen so far confirms our leadership as the preferred corneal flap creation method. In addition, we believe that the rapid adoption of femtosecond laser flap creation confirms our opinion that the days of the bladed microkeratome are soon to be over.

We have a, we have several but thorough strategy on handling future competitors. First, stay head technologically. IntraLase has developed and is marketing a fourth generation laser system in as many years.

Second, stay ahead clinically. We have nine studies including thousands of eyes confirming the indisputable superiority of IntraLase-created flaps versus flaps created by a bladed microkeratome.

Third, place lasers at a record pace around the world. Our first quarter record of 49 laser placements attests to the fact that we are accomplishing this goal.

Fourth, continue to add to our already strong intellectual property position. We filed five new patent applications and were awarded three new U.S. patents in the first quarter alone, with another patent issuing in April. We expect this activity to continue.

Moving on to the excitement surrounding our therapeutic applications, there were several doctors at the ASCRS Conference discussing the potential clinical advantages of corneal transplant surgery using the IntraLase laser. The outgoing president of the ASCRS, Dr. Roger Steinert, chaired a CME event Monday evening speaking to a packed house on how the precision of a femtosecond laser can offer greater safety, reproducibility, predictability and flexibility in both LASIK and other corneal therapeutic procedures. The IntraLase laser is the first femtosecond laser cleared for use in the U.S. on a variety of refractive and corneal surgeries, including LASIK flaps and intrastromal incisions used with ring implants, lamellar keratoplasty, penetrating keratoplasty, and the preparation of the donor tissue used in corneal transplants.

Now I would like to give you a brief update on IntraLase therapeutic keratoplasty, or ITK as we call it. It is quite an exciting development to us that the IntraLase laser is being hailed as a revolutionary improvement in corneal transplant surgery by eye surgeons around the world. In fact we last reported to you that corneal transplant procedures were being performed with the FS laser at the Corneal Research Foundation of America in Minneapolis and at the Bascom Palmer Eye Institute at the University of Miami. At the University of California Irvine Medical Center, an IntraLase FS laser is also being used by Dr. Steinert where he is professor of Ophthalmology. In their recent communication to us on the benefits of the IntraLase FS laser in corneal transplant surgery, Dr. Steinert professed these are unprecedented advances in corneal transplantation and clearly demonstrate that IntraLase femtosecond laser technology is rapidly moving us toward a revolution in corneal surgery.

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Apr. 27. 2006 / 11:00AM, ILSE - Q1 2006 INTRALASE CORP Earnings Conference Call

We’re also hearing similar commentary from several high profile practices in Italy, Germany, the Netherlands, Spain and the U.K. where therapeutic procedures have been performed.

In each location we are collecting clinical data in order to support a formal product launch later this year. The IntraLase FS laser has demonstrated its superior capability in creating corneal incisions with micron-level accuracy, unmatched by the current manual method. Use of the IntraLase FS laser for corneal transplant surgery has the potential to also enhance wound healing, lessen astigmatism and hasten visual recovery. I look forward to giving you a further progress report on next quarter’s call.

As we have said before, the therapeutic markets are currently small compared to the LASIK market opportunity, but they are important as they expand the indications of use with the IntraLase FS laser. Patients, doctors and IntraLase will all benefit from this development. A full global launch of this new therapeutic application is expected in the Fall of 2006. Following that we expect that revenue and marginal profitability from therapeutics will materialize in 2007, when our customers begin utilizing this application fully.

Elsewhere in the world, IntraLase was represented at some major industry conference like the European Society of Cataract and Refractive Surgery, called ESCRS, held in Monte Carlo in February, and the World Congress of Ophthalmology held in Sao Paulo, Brazil in late February. The Brazilian conference was an important and very well attended conference and marked our entrance into the South American Market. We continue to see strong interest in all international markets, as we have top notch distributors with extensive knowledge of the IntraLase technology, and we continue to believe that the runway is quite long, in terms of international sales potential.

I’d like to switch back over to a topic that relates to the most important metric for IntraLase, new laser placements. Furthering our commitment to penetrate the corporate center business, as I said in my introductory remarks, IntraLase has a new international customer. We have entered into an agreement with Optimax, the United Kingdom’s largest eye treatment specialist with 18 clinics. Even though the corporate center business is not as well developed in most markets outside the United States, the corporate center business dominates the U.K. market. Since Optimax was founded in 1991, their centers have performed over 200,000 procedures, double the number of procedures compared to any other U.K. provider. In the U.K., three chains dominate procedure volumes; therefore, we are moving to change our business model in the U.K. to a direct sales model, as large corporate centers preferred to buy directly from us. While we are not able to disclose the number of lasers sold under this agreement, we wanted to let our investors know that individual surgeons as well as corporate centers continue to embrace and invest in IntraLase’s technology. We look forward to helping Optimax grow their business in the U.K.

At this point I will turn the call over to Shelley. Once Shelley completes her remarks I’ll conclude the commentary and we will take your questions.

Shelley?

Shelley Thunen - IntraLase Corp. - EVP and CFO

Thank you, Bob and good morning everyone. As stated in our release today, and by Bob, first quarter 2006 revenues were $30.1 million, net income was $3.2 million and earnings per fully diluted share were $0.10. Our first quarter earnings include expenses of $1.6 million in non-cash, stock-based compensation including expenses associated with the implementation of FAS 123(R).

Excluding stock-based compensation expense in both periods, comparing the first quarter of 2006 to the fourth quarter of 2005, revenues were up $2.7 million or 10%, gross profits were up $2.0 million or 13%, and net income was virtually the same due to increased selling and marketing expenses associated with three major shows in the first quarter.

IntraLase’s most important metric continues to be the number of laser sales and leases. Global demand for our lasers remains robust, as proven by our record number of placements. We sold or leased 49 lasers worldwide, up 26% from the 39 sold or

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Apr. 27. 2006 / 11:00AM, ILSE - Q1 2006 INTRALASE CORP Earnings Conference Call

leased in the comparable quarter a year ago and up 11% sequentially. Both U.S. and international laser placements were strong, but the U.S. was particularly strong with 26 sales and leases, representing just over half of our placements during the quarter. Operating leases, which vary by quarter, were about 20% of total U.S. sales and leases, and total operating leases continue to be quite a bit under 10% of our total installed base. Overall laser revenues in the first quarter were $13.9 million, an increase of 33% from the first quarter of 2005 and up 22% sequentially.

In the first quarter, our average selling price for lasers was about $284,000, slightly higher than the 2006 guidance given on our February 16th conference call. We said then that we expected our average selling prices in 2006 to be about $280,000. Of course, there will be some variation by quarter depending on our customer mix and operating leases in the U.S.

Although we placed 49 lasers during the first quarter our installed base increased by 48 lasers. For just the second time in our history, a very early adopter retired their existing laser and purchased a new laser. Unit sales for per-procedure patient interfaces were approximately 112,000 for the quarter, an increase of 49% compared to the first quarter a year ago and an increase of 18% sequentially. The procedure mix volume was 61% U.S. during the first quarter, with U.S. procedures increasing 21% sequentially to 69,000 and international procedures increasing approximately 13% sequentially to 43,000. Procedure average selling prices were approximately $120, an increase over the $116 we reported in the fourth quarter of 2005 due to a higher mix of U.S. sales and the January 1st 2006 10% price increase to our very earliest U.S. adopters who have had grandfathered lower pricing for procedures. You will recall that the per-procedure fees are higher in the U.S. because internationally we sell primarily through distributors.

Maintenance revenues in the first quarter were just over $2.0 million, a 21% increase from the comparable period a year ago, and flat sequentially. Maintenance revenues remained flat as compared to the previous quarter as we had fewer sales of toolkits and like supplies to our international distributors than we had in the previous quarter. As a reminder, in those international markets where we sell through distributors, the distributor is responsible for servicing the laser and receives the maintenance revenues. As a rule, maintenance revenues increase each quarter as we increase our U.S. installed base.

During the first quarter we completed 33 upgrades, upgrading 15 kHz lasers to 30-kHz upgrades, generating revenue of $720,000.

Upgrade activity in the first quarter of 2006 was lower than that achieved in the fourth quarter of 2005, as we guided on our last call, as customers chose to delay their 30 kHz upgrade for a 60 kHz upgrade. We introduced the 60 kHz IntraLase laser and upgrade during the first quarter of this year, with this innovation doubling the speed of the laser and reducing procedure times to 15 to 20 seconds.

We commenced shipping of the 60 kHz laser from the factory starting in the second quarter, and have also started shipping and installing 60-kHz upgrades to existing customers.

The 60 kHz upgrade is compatible to all the lasers in our installed base, and customers who purchased 30 kHz lasers in the first quarter of 2006 will also be upgraded to the 60 kHz.

The 60 kHz upgrade is a field retrofit and our field service and clinical personnel will be on site for approximately two days to effect the upgrade. We expect most of our customers to upgrade to 60 kHz by year-end. Of the 419 lasers in our installed base, approximately 120 are still 15 kHz lasers and will be eligible for an upgrade at $60,000 list price, and the remaining 300 are eligible for an upgrade from 30 kHz to 60 kHz at list prices of around $10,000 to $15,000 per upgrade.

First quarter gross margins are 54.8% with an improvement over 52.7% in the comparable quarter a year ago. As you know, for the full year of 2005, our gross margin was 53.2%. In the first quarter laser and upgrade gross margin remained in the mid 30% range, and per procedure fee gross margins for the first time exceeded 80%, due to both higher average selling prices and lower material cost. During 2006, gross margin expansion is again expected to be driven by mix, as per procedure fees are expected to be in the range of 50% of all revenues as we approach the end of the year. Per procedure revenues increased to 44% of revenues in the first quarter of 2006, compared to 43% in the comparable period a year ago and 40% in the last quarter of 2005.

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Apr. 27. 2006 / 11:00AM, ILSE - Q1 2006 INTRALASE CORP Earnings Conference Call

Research and development expenses were $3.6 million in the first quarter, an increase of 43% over the comparable quarter in 2005 and 10% over the fourth quarter of 2005. R&D expenses were 12% when expressed as a percentage of revenues for the quarter. The increase was primarily due to higher expenses associated with the preparation and launch of our 60 kHz laser.

Selling, general and administrative expenses were $10.5 million in the first quarter of 2006 or 35% of revenues. SG&A expenses in the comparable period of 2005 were 34% as a percentage of revenues and, sequentially, were 30% of revenues. Higher expenses were driven by a sequential increase of $593,000 in stock-based compensation associated with the implementation of FAS 123(R) and the unusual number of tradeshows in the first quarter. Because the ASCRS show, which is a major industry show for us, was held in March instead of April this year, we incurred expenses related to it during the first quarter, not the second quarter. In addition, we introduced our product to the South American market at the World Congress in Brazil and exhibited at ECPRS in Monaco during the first quarter. We do not anticipate attending any major industry shows such as ASCRS during the second quarter, and expect SG&A to be lower as a percent of revenues in the second quarter than it was during the first quarter.

I would now like to turn to a discussion of our balance sheet and cash flows. Inventories were $13.8 million on March 31st up about 2% sequentially from $13.6 million at December 31st, turning about four times per year, similar to the end of last year. We consider about four times a year to be in the range that we expect.

At March 31st we had $20.4 million in accounts receivable, up from $13.6 million at the end of 2005. Days sales outstanding were 61 days, up from 52 days at the end of last quarter. As we have said all along, our DSOs will continue to grow as we expand our international business and grant credit terms to our most qualified international distributors, corporate partners and teaching institutions. Also, as per procedure fees, which have a longer credit payment terms, increase, as a percent of revenues our day sales outstanding increase. However IntraLase’s DSO continue to be about a third lower than the industry average.

Cash, cash equivalents and long term marketable securities were $89.8 million at March 31, 2006 as compared to $90.2 million at December 31st 2005. We generally expect that cash flow will be closely aligned with profitability over 2006, as we are not capital intensive. However, the $6.9 million increase in accounts receivable in this quarter held us at close to cash flow breakeven, rather than generating cash.

As I conclude our remarks, I would like to reaffirm our guidance for 2006. We expect revenues of approximately $130 million. Laser average selling prices are expected, for the full year to be approximately $280,000, with variations by quarter depending our customer mix and operating leases in the U.S. As you saw this quarter, ASPs of $284,000 were just slightly ahead of our guidance. Procedure average selling prices are expected for the full year to be around $118 per procedure, again ASP is slightly higher this quarter at a $120 per procedure. Our revenue projections include anticipated upgrades to our fourth generation 60 kHz laser by most of our installed base of 419 lasers, with approximately 120 remaining lasers eligible to be upgraded from 15 kHz to 60 kHz and the remaining 300 eligible for an upgrade from 30 kilohertz to 60 kHz. We are commencing these upgrades in the second quarter.

During 2006, gross margin expansion is again expected to be driven by mix, as per procedure fees are expected to be in the range of 50% of all revenues as we approach the end of the year. Also for the first time, per procedure fee gross margins, inclusive of a disposable patient interface exceeded 80%, due to both a higher ASP and lower material costs, which we expect to continue.

Our 2006 guidance includes approximately $6.5 million associated with non-cash, stock-based compensation, up from $2.1 million in 2005, due to implementation of FAS 123(R). About 92% of total stock-based compensation will run through operating expenses, with the remainder in cost of sales.

We continue to be committed to product innovation and investments in sales and marketing in order to continue to expand our global installed base and to drive laser sales and leases, however, we expect to see operating expenses, while higher in absolute spending than 2005, decreas marginally as a percentage of revenues, even with the tripling of stock-based compensation in operating expenses.

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Apr. 27. 2006 / 11:00AM, ILSE - Q1 2006 INTRALASE CORP Earnings Conference Call

Net income is expected to be approximately $22.0 million and earnings per fully diluted share are estimated at $0.70.

I want to thank you very much for your time and attention and will now turn the call back over to Bob to conclude our prepared remarks.

Robert Palmisano - IntraLase Corp. - President and CEO

Thank you, Shelley. In summary, I would like to emphasize that laser placements continue to be our most important metric. Placing more lasers enables more procedures, which in turn allows for more leverage in our business model as we grow. This will be further emphasized as procedure volumes increase. We are also well positioned from a growing installed base and balance sheet perspective to achieve our plans throughout 2006. I want to thank you very much for your time and attention and now I will now ask the operator to open the lines so that we can take your questions.

QUESTION AND ANSWER

Operator

[OPERATOR INSTRUCTIONS].

Your first question comes from the line of David Maris with Bank of America. Please proceed.

David Maris - Banc of America - Analyst

Good afternoon or morning for wherever you are. For the placements that you’ve had — this is a tough question, I don’t know if you thought of it this way though — but for placements that you’ve had this past quarter, if you think out three or six months what do you think the average number of procedures would be on whatever period you want to use, either weekly or annually. And how would that compare to the procedures maybe a year ago?

Robert Palmisano - IntraLase Corp. - President and CEO

As I think we’ve said for quite some time now, I think that as we penetrate the different cycloographic areas in the market, procedure volumes should go down over time. But if we look at our utilization per laser, it should go down as well. What I meant to say, as we look at the first quarter, we had a relatively high number of lasers placed in higher volume locations including TLC and Optimax and — so I think that, that’s probably going to be atypical. But I think as time progresses, that we should see our utilization come down. Throughout 2005, our utilization per laser was about a 100 procedures per month. I think the exact number was 101. And so I think that over time, that we should see that gradually go down. But as we penetrate lower volume centers, and that’s probably a good sign, that will be somewhat offset if we continue to be able to place lasers in higher volume corporate centers. In terms of independent high volume doctors and their practices, there are still some of them out there that we don’t have, and we’re aggressively going after them.

David Maris - Banc of America - Analyst

Just as a follow up. What’s the average time and penetration for the procedures per center? So in other words, we’ve seen some data that, well maybe, in the first two months they get to what they’ll be using the laser at a terminal rate. And it’s about 85% of all procedures. Is that about right?

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Apr. 27. 2006 / 11:00AM, ILSE - Q1 2006 INTRALASE CORP Earnings Conference Call

Robert Palmisano - IntraLase Corp. - President and CEO

That’s about right. In the U.S. it’s about 88%, outside the U.S. it’s about 83 to 84%. And that’s pretty much where they use it from then on.

David Maris - Banc of America -Analyst

Okay, and then lastly, for TLC and the U.K. company, how should investors be thinking about when they have 18 centers? Is that one laser per center? Is it 20 lasers per center?

Robert Palmisano - IntraLase Corp. - President and CEO

Well I wish it were 20 lasers per center. No, they have asked us not to divulge the number of lasers, but we anticipate certainly being in the majority of those.

David Maris - Banc of America - Analyst

Okay but generally speaking its one laser per center or —

Robert Palmisano - IntraLase Corp. - President and CEO

Yes, yes —.

David Maris - Banc of America - Analyst

Okay, and then penetration so far in TLC, can you give us any detail as to — are you in 30% of the centers or what percentage you’re into now?

Robert Palmisano - IntraLase Corp. - President and CEO

Again Jim [Walkman] has asked me not to divulge that. He usually does on his conference call which I think is some time in May, but he has asked me not to. But I think that — we certainly think that we’re making great progress. It’s a great relationship. The lasers are very highly utilized. I think that the primary thing, I understand— we have a meeting with TLC next week to go over everything — iss that they are very happy. They’re making money and their procedure volumes are increasing. But I can’t give you the exact number, Dave. I wish I could.

David Maris - Banc of America - Analyst

All right, well thank you very much.

Robert Palmisano - IntraLase Corp. - President and CEO

Okay.

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FINAL TRANSCRIPT

Apr. 27. 2006 / 11:00AM, ILSE - Q1 2006 INTRALASE CORP Earnings Conference Call

Operator

Your next question comes from the line of Jason Mills with First Albany. Please proceed.

Jason Mills - First Albany - Analyst

Hey Bob, hey Shelley, this is Jason, thanks for taking the call. The metric that you’re pointing to, and I think it makes a lot of sense, that laser placements are the key metric for the reasons that you laid out. With that being said, the market today is sort of responding to, I think, the laser procedural volume number being lighter than your expectations, lighter than my expectations by a little bit, by consensus by a little bit more. I guess the fundamental question here is I completely understand the model in laser placements being the most important metric and agree with that. When should we start to see the real robust laser placement numbers you’ve put up over the last two quarters translate into procedural volumes sequentially, that it starts to beat the market?

What I mean by that is you look at sort of what LCA Vision said yesterday and AMO is saying today, you kind of meld those together. Looks like on a sequential basis or on a yearly basis, somewhat it goes up 4%, 5%, 6%, which would imply sort of 35% sequential growth in our model, in procedures, and IntraLase didn’t do that. So I’m just wondering sort of what expectations we should have for pull-through of procedures in the balance of the year? A little bit of more color there, I think would be helpful.

Robert Palmisano - IntraLase Corp. - President and CEO

I think the procedures, the number in the first quarter of sequential growth I think, we’re fairly close to what we had thought. We had to take into consideration that we had ASCRS in the first quarter. That’s a week out for most of the doctors.

Also a lot of it depends on the timing as to when these lasers are installed, how early in the quarter versus later in the quarter. And in addition, I also think that something that is taking a percentage of mind share of refractive surgeons these days. There is a whole lot of excitement about refractive IOLs taking some mind share from physicians.

But I think that when you place 49 lasers and your average utilization is what it is, you should be – you’re going to get some nice sequential growth quarter after quarter. And so we’re going to keep on placing a lot of lasers and we don’t solicit procedures. We certainly do help doctors market their practice so they can increase their procedure volumes and we help them get off to a quick start. But that’s a little bit out of our control, but there are a lot of factors. I said — I think the number because we took into consideration those kinds of things like ASCRS was fairly close to the internal number we would get to. We were a little surprised, quite frankly, about the laser placement that was a little bit above what we thought and above our internal plans. And hopefully that will continue.

Jason Mills - First Albany - Analyst

So, ok, that’s helpful. So we consider what you said with respect to the timing of laser placement for the quarter. Just sort of reading your body language there — can I imply that maybe a larger percentage of those were towards the end of the quarter, number one. And number two, the comment Shelley made about the lack of shows, that may take some of these docs away from their practices in the second quarter versus the first quarter. And then sort of counterbalancing that with the fact that the industry in the second quarter typically isn’t as strong as the first quarter, sort of offsetting what I am about to say, which is do you expect the procedural volume to be up sequentially versus the first quarter?

Robert Palmisano - IntraLase Corp. - President and CEO

I will try and answer all of that. I think that you’re correct in assuming that a lot of laser placements were later in the quarter. That had to do with ASCRS. It’s that doctors, even though they’re fairly well committed, they like to go to the show to try it. We

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Apr. 27. 2006 / 11:00AM, ILSE - Q1 2006 INTRALASE CORP Earnings Conference Call

had the 60-kilohertz upgrade, people wanted to see that in operation. And it was during that period of time that a lot of the record number of placements got finalized. So you didn’t get any procedures really from that, in the quarter. And I think that in the second quarter, we expect sequential growth. I am pretty sure that will happen. Doctors should be in their practices. These lasers have been installed. We’re getting up and running. And so, yes,the second quarter, we think will be a good quarter all around for us.

Jason Mills - First Albany - Analyst

Good deal. Well, a couple of thoughts, and I’ll get back in queue. Latin America is not as great a market as it is in U.S. or maybe in some of South East Asia. But it is an important market. You received some approvals there and not others. Could you update me on that and then also specifically let us know did you sell any lasers into Latin America during the quarter? And what do you kind of expect there?

Robert Palmisano - IntraLase Corp. - President and CEO

We have approvals in Brazil, Chile, Argentina and Colombia. And with that those approvals were granted in the first quarter. We have contracted now with distributors and have taken on the task of training distributors so that they can install and maintain lasers. There were no placements in South America in the first quarter because of the timing of the approvals, and the time it takes to get approval. Although we do have orders in the queue from South America, and as soon as everybody’s trained and up and running, we’ll be able to get out.

Jason Mills - First Albany - Analyst

Ok great and one final question on the therapeutic side. I know it’s probably small, but do you have any minimum amount of therapeutic procedures within that 112,000 number? I know you said materially it will impact more ‘07 than ‘06, but will it ramp through the next 3 quarters and then be a number in the first quarter of ‘07? Is that meaningful? How does that play out?

Robert Palmisano - IntraLase Corp. - President and CEO

No, there are no therapeutic procedures considered in the 112,000. We are having what we consider a soft launch in Q2. Somewhere between 5 and 10 systems will be operational during that period of time.

And more in a way of refining the technology, refining how we treat this clinically and getting ourselves so that we can train doctors effectively later on in the year. The full launch in Q4 this year, and I think we just had very minimal, if anything, in revenues, in our plans, in the $130 million guidance that Shelley talked about. So it’s better. But I think right now, we’re thinking that it’s not going to have much of an effect in 2006.

Jason Mills - First Albany - Analyst

Well, last question. Then I promise I will get back in queue. 112,000 procedures here in this quarter, you’re expecting sequential growth. With that being said, can we sort of think about sort of 520-550,000 procedures worldwide for the year?

Robert Palmisano - IntraLase Corp. - President and CEO

I hope you’re right. I can’t give you a number. But I don’t disagree with that. But I can’t give you a number.

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FINAL TRANSCRIPT

Apr. 27. 2006 / 11:00AM, ILSE - Q1 2006 INTRALASE CORP Earnings Conference Call

Jason Mills - First Albany - Analyst

Okay. Thank you — thank you guys.

Operator

[OPERATOR INSTRUCTIONS]

Your next question comes from the line of Christopher Cooley with FTN Midwest Securities. Please proceed.

Christopher Cooley - FTN Midwest Securities - Analyst

Thank you, good morning.

Robert Palmisano - IntraLase Corp. - President and CEO

Good morning.

Christopher Cooley - FTN Midwest Securities - Analyst

Good morning. Could you address 2 key questions? One, do you know of any type of change in buying patterns in terms of the per procedure interfaces among your existing installed base during the quarter versus out of the fourth quarter versus that in the March quarter in the prior year?

And then secondly, you know, I guess kind of the proverbial elephant in the room here, while we all agree that you have to drive the installed base first, the margin differential on the installed base versus the per procedure fees clearly drove the shortfall this quarter in the earnings. Could you maybe just give us a little bit more color though, and give us confidence that you can in fact realize that sequential growth that you’re referring to in terms of your procedures? You just now entered the second quarter, but then what you’d have to do in the softest period of the year, the second half of ‘06? Thanks.

Robert Palmisano - IntraLase Corp. - President and CEO

I’ll let Shelley take that.

Shelley Thunen - IntraLase Corp. - EVP and CFO

Okay. I think you have two questions. How do per procedure fees look thus far in Q2 and your second question is can I give you a little bit of comfort about what Q2 is going to be in terms of procedure volumes.

I think, first of all, what we saw is that during the first quarter we continued to see an improvement in the U.S market. And again, throughout the first quarter, we saw that ramp and improvement in the quarter with March being stronger both domestically as well as internationally, although we don’t have that seasonality in the first quarter outside the U.S. because they don’t have cafeteria plans. But, it really ramped during the quarter from where the fourth quarter was, that’s a little unusual. So March was our strongest month from procedure volumes.

I think the other thing, as you know, the way we look at the model, is what do we do in terms of installed base? Can we get them up and running? And you know, I think it’s just the 49 lasers that we placed in the first quarter, getting them productive, a rapid adoption process is what gives us comfort in our ability to get the productivity that we need from those lasers to improve procedure volumes.

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FINAL TRANSCRIPT

Apr. 27. 2006 / 11:00AM, ILSE - Q1 2006 INTRALASE CORP Earnings Conference Call

Robert Palmisano - IntraLase Corp. - President and CEO

I will also add that the second quarter is usually the highest or potentially maybe the second highest quarter in terms of laser placements traditionally. And so, there’s nothing that I can see today that would counteract that.

Shelley Thunen - IntraLase Corp. - EVP and CFO

I think the other thing is — I forgot to mention that, when you look outside the U.S., it’s that we’re just starting to understand seasonality, if there is any outside the U.S., and typically you don’t get that bump up internationally between Q4 and Q1 that we get in U.S. And so we expect more sequential growth internationally.

Christopher Cooley - FTN Midwest Securities - Analyst

[Inaudible]. One in regards to the intra quarter [inaudible], what I was referring to was volumes [inaudible] actually purchased during the course of the quarter. So, if I order typically, a week and a half to two weeks [inaudible], would that pick up or decline versus the March quarter, prior year or the fourth quarter. Secondly, if you could — Jason’s last question, [inaudible] as assumed in all of those calls on the therapeutic side of being absorbed right now on the COGS line and if so, what kind of burden is that to your COGS line right now as you develop the promising therapeutic indications? Thanks.

Shelley Thunen - IntraLase Corp. - EVP and CFO

Okay. Let me answer your second question because that was the only one that we heard. And I’ll ask you to repeat your first question. The audio didn’t come through. But, in terms of the therapeutic applications, those are in development. And so, all of the costs associated with developing the therapeutic applications and the procedures that are being done by doctors who are doing customer preference testing for us and helping us refine the procedure, all those costs are in R&D, not in cost of sales.

Christopher Cooley - FTN Midwest Securities - Analyst

Okay, and I’m sorry that the first part of my question, can you hear me now?

Shelley Thunen - IntraLase Corp. - EVP and CFO

Yes.

Christopher Cooley - FTN Midwest Securities - Analyst

Okay. Well, actually wanting to get back to my first question was that the surgeon buying patterns on the per procedure interfaces, did it change anything where they typically were ordering one and a half to two weeks worth of Interfaces and then you saw maybe, did it go up or down looking at it versus the fourth quarter or the March quarter. Was there any change in that pattern during the March ‘06 quarter? Thank you.

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FINAL TRANSCRIPT

Apr. 27. 2006 / 11:00 AM ET, ILSE - Q1 2006 INTRALASE CORP Earnings Conference Call

Shelley Thunen - IntraLase Corp. - EVP and CFO

None that I’ve seen. You know, I am not going to say weekly orders because we typically find that people generally order every couple of weeks. I have’t see anything that would tell me anything different at this point in time. But, I haven’t done a study of orders per week and compared them to the last year. So…

Robert Palmisano - IntraLase Corp. - President and CEO

I don’t think that’s had much of an effect. But, you may recall that we announced a price increase as of January 1st to certain customers and I don’t know whether or not that had any effect on driving perhaps some orders into the fourth quarter of ‘05 in anticipation of that price increase. But, that might be a miniscule piece of what you’re asking.

Christopher Cooley - FTN Midwest Securities - Analyst

Okay, thanks a lot.

Operator

Your next question comes from the line of Charles Olsziewski with Oppenheimer & Co. Please proceed.

Charles Olsziewski - Oppenheimer & Co. - Analyst

Good morning.

Robert Palmisano - IntraLase Corp. - President and CEO

Good morning.

Shelley Thunen - IntraLase Corp. - EVP and CFO

Good morning.

Charles Olsziewski - Oppenheimer & Co. - Analyst

Couple questions. Bob you mentioned that the Corporate Center business is relatively undeveloped outside the U.S. And, you did however also mention that there were three players in the U.K. Are you in discussions with the other two chains within the U.K. and how far along are you? And what other markets, if any, in Europe have any kind of even nascent Corporate Center business?

Robert Palmisano - IntraLase Corp. - President and CEO

I would say, yes we are in discussions. But you never have a deal until you have a deal, but I’m optimistic that we’ll be able to penetrate additional corporate centers in the U.K. I think that it’s going to be a terrific market for us. We should be able to really have the majority market share in the U.K., I think sometime soon. Outside the U.S., again, it’s a lot less developed. There is a fairly good Corporate Center business in Spain. And also, there’s a very good – you would call a Corporate Center business, maybe they don’t, but certainly in China with a company called U.S. Summit that has I know 25 or 30 centers mostly located in hospitals in China. So, I think that Spain is certainly an opportunity. China would be a further opportunity in terms of Corporate Center activity outside the U.S.

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FINAL TRANSCRIPT

Apr. 27. 2006 / 11:00AM, ILSE - Q1 2006 INTRALASE CORP Earnings Conference Call

Charles Olsziewski - Oppenheimer & Co. - Analyst

Okay. Shelley you mentioned also that the expense relating to ASCRS falling in March instead of April. Could you give me a ballpark of what we’re talking about?

Shelley Thunen - IntraLase Corp. - EVP and CFO

Generally we don’t break out our show expenses specifically. But, I will say that the driver for the potential increase excluding stock-based compensation between fourth and first quarter was a sum of all of the three major shows that we attended, South America with the World Congress in Brazil and at ESCRS. But I don’t break those out over another.

Charles Olsziewski - Oppenheimer & Co. - Analyst

Okay. Two more questions for you Shelley. Actually three. As far as I understand, DSOs have climbed because of the shift to the international business and some other factors with your procedure fees, et cetera. What is your target now for DSOs? In other words, where you expect them to either go to or settle out, however you want to answer that?

Shelley Thunen - IntraLase Corp. - EVP and CFO

Yeah, you know, I think it’s kind of hard to predict absolutely. But, I think we’re in the range of where I expect them to settle out.

Charles Olsziewski - Oppenheimer & Co. - Analyst

Okay, and as far as looking at last year, you had something in the neighborhood of approaching 40% of your earnings per share kind of coming in the fourth quarter. Should we expect that kind of ramp or pattern this year as well?

Shelley Thunen - IntraLase Corp. - EVP and CFO

You know, I haven’t given that much specificity on guidance and I’d be reluctant to at this point. But certainly we do ramp during the year, typically fourth quarter is strongest, for laser placements, or close to it along with the second quarter, and you know the procedure volume because for our installed base, we certainly expect increases as we go through the year.

Charles Olsziewski - Oppenheimer & Co. - Analyst

Okay, and then one last question. Obviously you guys had a great quarter on the laser front. Could you give me some sense if at 49 lasers, either how much capacity you have per quarter from that level or are you bumping up against your capacity — if you had orders for 60 lasers, I’m making this number up just to give a sense — could you ship 60 lasers in the second quarter?

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FINAL TRANSCRIPT

Apr. 27. 2006 / 11:00AM, ILSE - Q1 2006 INTRALASE CORP Earnings Conference Call

Robert Palmisano - IntraLase Corp. - President and CEO

Yes. It’s not capacity, it’s our planning. It is how well we plan. We produce to a plan and we have some flexibility in that plan. But, you know, in terms of our ability to manufacture them, we’re not limited in that way. It’s just a matter of, have we planned properly, do we have the raw materials and parts on hand to build the lasers. But, we’re not capacity constrained at all.

Charles Olsziewski - Oppenheimer & Co. - Analyst

Okay, thank you very much.

Robert Palmisano - IntraLase Corp. - President and CEO

Thank you.

Shelley Thunen - IntraLase Corp. - EVP and CFO

Thank you.

Operator

Your next question comes from the line of Lawrence Keusch with Goldman Sachs. Please proceed.

Charles Chon - Goldman Sachs - Analyst

Hi everyone. It’s Charlie Chon for Larry, how are you?

Robert Palmisano - IntraLase Corp. - President and CEO

Okay.

Shelley Thunen - IntraLase Corp. - EVP and CFO

Good morning Charlie.

Charles Chon - Goldman Sachs - Analyst

You know, going back to just the full year guidance that you’ve given for $0.70 in EPS. You know, as we’re thinking about how to be gaiting the quarters here going forward, kind of wondering towards the latter half of the year, should I be thinking about any kind of incremental spending that might occur as you go about launching the therapeutic applications?

Shelley Thunen - IntraLase Corp. - EVP and CFO

No. I have not given guidance on R&D or G&A on a quarterly basis. I think that the drivers for quarterly variations tend to be more slow and large events like that. And of course we’re going to have, in the fourth quarter, we will have AAO, that’s a big show, and in the third quarter we have ESCRS where we’re launching the therapeutic application in Europe. Butthat is when those shows normally are.

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FINAL TRANSCRIPT

Apr. 27. 2006 / 11:00AM, ILSE - Q1 2006 INTRALASE CORP Earnings Conference Call

Charles Chon - Goldman Sachs - Analyst

Okay, so no incremental kind of promotional activities related to launching the therapeutic application though?

Shelley Thunen - IntraLase Corp. - EVP and CFO

I think in our guidance, you know, to talk about SG&A as a percent of revenues decreasing marginally. Those costs are already built into our guidance for the year.

Robert Palmisano - IntraLase Corp. - President and CEO

I think Q1 was abnormally high in SG&A because as compared to other years, because ASCRS generally usually falls in April, the second quarter. So, if you’re out there trying to build a model and looking traditionally, you might have been off in the first quarter. But, throughout the year, that’s all going to even out. And we have built the launch of 60 kilohertz, we’ve built the launch of therapeutics into our guidance.

Charles Chon - Goldman Sachs - Analyst

Okay. All right, well thank you very much and forgive me if I missed this in your prepared comments because I hopped on your call a little late. But, are you receiving any intelligence as to whether the Ziemer femtosecond laser is getting traction in the marketplace or are you seeing them in the marketplace?

Robert Palmisano - IntraLase Corp. - President and CEO

We haven’t seen them. I don’t think they’ve launched yet.

Charles Chon - Goldman Sachs - Analyst

Okay. Well, thank you very much.

Unidentified Company Representative

Thank you.

Operator

Your next question comes from the line of Andrew Swanson from Citigroup. Please proceed.

Andrew Swanson - Citigroup - Analyst

Thanks very much. Just a quick question and again, I apologize if you’ve given this number already, but of the 49 placements in the fourth quarter, pardon me in the first quarter, do you talk about how many of those are actually in physicians offices and generating procedures as we stand today? Thanks.

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FINAL TRANSCRIPT

Apr. 27. 2006 / 11:00 AM ET, ILSE - Q1 2006 INTRALASE CORP Earnings Conference Call

Shelley Thunen - IntraLase Corp. - EVP and CFO

Well, what we said is that of the 49, 26 were in the U.S. and in order for us to recognize revenue in the U.S., we have to have them installed and trained in order to recognize revenues. So, those get productive relatively soon because our goal is to gain 85% of their procedures within 30 days after installation. Internationally, where we ship to distributors, they in turn need to install them and get them going with their customers. So, those take a little bit longer.

Andrew Swanson - Citigroup - Analyst

Maybe I could turn the question around and then say, you can give us any indication on any sort of ASCRS’s effect from the last week of March transitioning into placements that are already sort of, you know, “guaranteed” for the second quarter?

Shelley Thunen - IntraLase Corp. - EVP and CFO

Well, I think what you’re asking is what — how many orders do we get from ASCRS and what does that mean for Q2, is that what you’re asking?

Andrew Swanson - Citigroup - Analyst

Exactly.

Shelley Thunen - IntraLase Corp. - EVP and CFO

I don’t think we give backlog numbers or projections of quarterly placements by quarter.

Andrew Swanson - Citigroup - Analyst

Thanks very much.

Operator

Your next question comes from the line of [Daniel Katz] with Apex Capital. Please proceed.

Daniel Katz - Apex Capital - Analyst

Hi.

Unidentified Company Representative

Hi.

Daniel Katz - Apex Capital - Analyst

Just wanted two points of clarification, if you could, one again on the DSO issue. I read in your 10Q that you were looking for a range of 50 to 60 in the short term. So, I’m just curious what changed there. And secondly on the installed base, you said, earlier a doctor had returned the old laser, replaced it with a new laser. Just wondering why that would change the installed base?

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FINAL TRANSCRIPT

Apr. 27. 2006 / 11:00 AM ET, ILSE - Q1 2006 INTRALASE CORP Earnings Conference Call

Shelley Thunen - IntraLase Corp. - EVP and CFO

As for your first question, DSO’s who’re 60 days, you know I’m looking to that in the range of 50 to 60 days. I think we got to the 60 days a little bit more quickly. Again, you know good work. We’re continuing to increase credit terms to our best international distributors as we get more experience with them. And, in fact I extended the credit terms to additional international distributors. We’ve also expanded our corporate business. They of course get terms and we sold to institutions this quarter. They all get terms and per procedure fees continue to increase as a percent of revenues, so they all drive up the DSOs. But again I think that 61 days is about a third lower than industry average and we are still very pleased with our DSOs, but they did ramp earlier in the year than what we had expected earlier.

And then your second question was on what again? Installed base?

Daniel Katz - Apex Capital - Analyst

[Inaudible-microphone inaccessible].

Shelley Thunen - IntraLase Corp. - EVP and CFO

Oh okay. What happens then is that we have two metrics that we talk about, the number of sales and leases that we make. But if a Doctor retires a laser and replaces it with a laser that they’re going to use instead, that does not increase your installed base by the exact number of sales you had in that quarter.

Daniel Katz - Apex Capital - Analyst

Okay, but it doesn’t reduce it either, does it?

Shelley Thunen - IntraLase Corp. - EVP and CFO

It doesn’t reduce it. It’s just that if you have one laser and you’re no longer using it, it’s not in the installed base of lasers that are going to be productive and generate revenues because they’ve taken another laser and replaced it with the new one.

Daniel Katz - Apex Capital - Analyst

Thank you.

Operator

There are no further questions in the queue at this time. So, I would now turn the call over to Mr. Palmisano for closing remarks.

Robert Palmisano - IntraLase Corp. - President and CEO

Thank you. First - once again I would like to reiterate that, I think that IntraLase is off to a great start in 2006 and I’d like to thank our senior management team and all our employees for their dedication and focus.

Thank you for your interest and participation. I hope everybody has a good day and look forward to talking to you after the end of the next quarter. Thanks. Goodbye.

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FINAL TRANSCRIPT

Apr. 27. 2006 / 11:00 AM ET, ILSE - Q1 2006 INTRALASE CORP Earnings Conference Call

Operator

Thank you for your participation in today’s conference. This concludes the presentation. You may now disconnect. Good day.

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